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                                                                       EXHIBIT 1

September 15, 1999




Securities and Exchange Commission, Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Nabi (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 15, 1999. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP